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                                                                    Exhibit 21.1

                              LIST OF SUBSIDIARIES

                                    Jurisdiction or State         Names Under Which
         Subsidiary                   of Incorporation      Subsidiary Does Business (1)
         ----------                   ----------------      ----------------------------
Pinnacle National Bank (2)          Nashville, Tennessee

PFP Title Company (3)                     Tennessee

Pinnacle Community Development
   Corporation (3)                        Tennessee

PNFP Statutory Trust I (4)               Connecticut

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1.       Unless otherwise noted, each Subsidiary only does business under its legal name as set forth under the heading "Subsidiaries".

2. As a national bank, Pinnacle National Bank is organized under the federal laws of the United States of America.

3. PFP Title Company and Pinnacle Community Development Corporation are wholly-owned subsidiaries of Pinnacle National Bank.

4. PNFP Statutory Trust I is a statutory business trust which was established to issue capital trust preferred securities.